EXHIBIT 99.1
JOINT FILING AGREEMENT
November 20, 2018
          Pursuant to and in accordance with the Securities Exchange Act of 19* 34, as amended (the ?Exchange
Act?), and the rules and regulations thereunder, each party hereto hereby agre* es to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 o* f the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/o* r exhibit thereto) with the
Securities and Exchange Commission (and, if such security is registered on a n* ational securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporat* ion by reference of this Joint Filing
Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in f* ull force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and * then only with respect to such revoking party.
          IN WITNESS WHEREOF, each party hereto, being duly authorized, has ca* used this Joint Filing
Agreement to be executed and effective as of the date first written above.
          Dated: November 20, 2018




Cloverdale Capital Management, LLC


By:

/s/ C. Jonathan Gattman
Name:

C. Jonathan Gattman
Title:

Sole Member

Cloverdale Capital GP, L.P.


By:

Cloverdale Capital Management, LLC,
its general partner


By:

/s/ C. Jonathan Gattman
Name:

C. Jonathan Gattman
Title:

Sole Member

Cloverdale Master Fund, L.P.


By:

Cloverdale Capital GP, L.P.,
its general partner


By:

Cloverdale Capital Management, LLC,
its general partner


By:

/s/ C. Jonathan Gattman
Name:

C. Jonathan Gattman
Title:

Sole Member

C. Jonathan Gattman

/s/ C. Jonathan Gattman